UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 19, 2020

MACROGENICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36112	06-1591613
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9704 Medical Center Drive, Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 251-5172

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MGNX	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01.	Other Events

On June 19, 2020, MacroGenics, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Sales Agreement dated December 23, 2019 (as amended, the “Sales Agreement”) with Cowen and Company, LLC (“Cowen”), which Amendment increases the amount of the Company’s common stock, par value $0.01 per share (the “Shares”), that can be sold by the Company through Cowen, as the Company’s agent and/or principal under the Sales Agreement, from an aggregate offering price of up to $50.0 million to an aggregate offering price of up to $175.0 million.

Subject to the terms and conditions of the Sales Agreement, Cowen will use its commercially reasonable efforts to sell the Shares from time to time, based upon the Company’s instructions. The Company has provided Cowen with customary indemnification rights, and Cowen will be entitled to a commission of up to 3.0% of the gross sales price of the Shares sold through it pursuant to the Sales Agreement.

Sales of the Shares will be made pursuant to a shelf registration statement on Form S-3 (File No. 333-235691), declared effective by the Securities and Exchange Commission on January 3, 2020. Shares may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. Sales of the Shares, if any, under the Sales Agreement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made by means of ordinary brokers’ transactions, including on The NASDAQ Global Select Market, at market prices or as otherwise agreed with Cowen. The Company has no obligation to sell any of the Shares, and may at any time suspend offers under the Sales Agreement or terminate the Sales Agreement. As of the date of this report, the Company has sold 2,269,745 Shares, representing $50.0 million in gross proceeds before any discounts and fees, under the Sales Agreement.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full Sales Agreement, which is incorporated by reference herein, including the Amendment, which is attached hereto as Exhibit 1.2, and is incorporated by reference herein.

This Current Report on Form 8-K does not constitute an offer to sell the Shares or a solicitation of an offer to buy the Shares, nor shall there be any sale of the Shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ITEM 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

1.1
Sales Agreement, dated December 23, 2019, between MacroGenics, Inc. and Cowen and Company, LLC (incorporated by reference to Exhibit 1.2 to the Company’s Registration Statement on Form S-3 (No. 333-235691) filed with the SEC on December 23, 2019).

1.2	Amendment No. 1 to Sales Agreement, dated June 19, 2020, between MacroGenics, Inc. and Cowen and Company, LLC.
5.1	Opinion of Cooley LLP.
23.1	Consent of Cooley LLP (included in Exhibit 5.1).
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2020	MACROGENICS, INC.

	By:	/s/ Jeffrey Peters
Jeffrey Peters
Vice President and General Counsel